UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2012

Oracle Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51788	54-2185193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California 94065

(Address of principal executive offices) (Zip Code)

(650) 506-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 7, 2012, Oracle Corporation held its 2012 Annual Meeting of Stockholders. The following is a brief description of each matter submitted to a vote at the Annual Meeting, as well as the number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter. For more information about these proposals, please refer to Oracle Corporation’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on September 21, 2012.

Proposal No. 1: Election of Directors

The stockholders elected each of the following persons as a director to hold office until the 2013 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey S. Berg	3,688,028,080	118,996,203	520,326,738
H. Raymond Bingham	3,179,941,703	627,082,580	520,326,738
Michael J. Boskin	3,682,334,193	124,690,090	520,326,738
Safra A. Catz	3,520,771,058	286,253,225	520,326,738
Bruce R. Chizen	2,336,180,892	1,470,843,391	520,326,738
George H. Conrades	2,516,242,033	1,290,782,250	520,326,738
Lawrence J. Ellison	3,697,690,295	109,333,988	520,326,738
Hector Garcia-Molina	3,706,459,359	100,564,924	520,326,738
Jeffrey O. Henley	3,665,325,808	141,698,475	520,326,738
Mark V. Hurd	3,615,575,796	191,448,487	520,326,738
Donald L. Lucas	3,491,874,051	315,150,232	520,326,738
Naomi O. Seligman	2,524,077,749	1,282,946,534	520,326,738

Proposal No. 2: Advisory Vote to Approve Executive Compensation

The stockholders cast an advisory vote to approve executive compensation as follows: 1,555,798,564 shares in favor, 2,245,810,347 shares against, 5,422,062 shares abstaining and 520,320,048 broker non-votes.

Proposal No. 3: Approval of Increase in Shares under the Directors’ Stock Plan

The stockholders approved an amendment to Oracle’s Amended and Restated 1993 Directors’ Stock Plan to increase the number of shares of our common stock reserved for issuance thereunder by an additional 2,000,000 shares, with 2,861,661,825 shares in favor, 938,810,558 shares against, 6,562,175 shares abstaining and 520,316,363 broker non-votes.

Proposal No. 4: Ratification of Selection of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Ernst & Young LLP as Oracle’s independent registered public accounting firm for the fiscal year ending May 31, 2013, with 4,302,481,958 shares voting in favor, 19,470,682 shares against and 5,398,381 shares abstaining.

Proposal No. 5: Stockholder Proposal Regarding Multiple Performance Metrics

The stockholders defeated a stockholder proposal requesting that Oracle’s Compensation Committee of the Board of Directors, in setting performance measures for top executives, include multiple weighted metrics over a multiyear period, and disclose to shareholders any changes to such metrics, with 1,190,376,348 shares in favor, 2,549,111,403 shares against, 67,544,022 shares abstaining and 520,319,248 broker non-votes.

Proposal No. 6: Stockholder Proposal Regarding Independent Board Chairman

The stockholders defeated a stockholder proposal requesting that Oracle’s Board of Directors adopt a policy that, whenever possible, the chairman of Oracle’s Board of Directors be an independent director, with 1,585,924,642 shares in favor, 2,198,348,715 shares against, 22,758,415 shares abstaining and 520,319,249 broker non-votes.

Proposal No. 7: Stockholder Proposal Regarding Equity Retention

The stockholders defeated a stockholder proposal requesting that Oracle’s Compensation Committee of the Board of Directors adopt a policy requiring that senior executives retain at least 75% of net after-tax shares acquired through equity compensation programs until reaching normal retirement age, with 718,454,373 shares in favor, 3,061,978,995 shares against, 26,600,855 shares abstaining and 520,316,798 broker non-votes.

Proposal No. 8: Stockholder Proposal Regarding Equity Acceleration upon a Change in Control

The stockholders defeated a stockholder proposal requesting Oracle’s Board of Directors adopt a policy that if there is a change in control, there shall be no acceleration of vesting of any equity award granted to any senior executive; provided however that Oracle’s Compensation Committee may provide that any unvested award will vest on a pro rata basis up to the time of the senior executive’s termination; with 1,050,596,904 shares in favor, 2,730,996,777 shares against, 25,438,092 shares abstaining and 520,319,248 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2012

ORACLE CORPORATION

By	/s/ Dorian Daley
	Name:	Dorian Daley
	Title:	Senior Vice President, General Counsel and Secretary